PRO FINANCIAL HOLDINGS, INC.
Summary of Terms of Warrant Plan

The Warrant Plan provides that, upon the occurrence of certain events, the initial exercise price set forth on the face of this Warrant Certificate may, subject to specified conditions, be adjusted (the “Exercise Price”). If the Exercise Price is adjusted, the Warrant Plan provides that the number of shares which can be purchased upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

The Warrants evidenced by this Warrant Certificate shall be exercisable during the three (3) year period following the end of the Offering or sooner if called in accordance with the Warrant Plan. Warrants are callable any time after the expiration of a 6-month period following the issuance of the Warrant. In the event that upon any exercise the number of Warrants exercised shall be fewer than the total number of Warrants represented hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the Warrants not so exercised. No payment or adjustment will be made for any cash dividends, whether paid or declared, on any shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of shares or any certificates which evidence fractional shares. In lieu of a fractional share, if any, there shall be paid to the registered holder of a Warrant with regard to which the fractional share would be issuable, an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Plan) of a share.

Prior to the exercise of the Warrants represented hereby, the registered holder of this Warrant Certificate, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Plan or herein shall be construed to confer upon the holder of this Warrant Certificate, any of the rights of a stockholder of the Company. Warrants may only be transferred to: (i) a parent, sibling, spouse, child, or grandchild of the holder; (ii) to a pension or profit sharing plan of which the holder or holder's spouse is a beneficiary; (iii) to a business entity or trust owned or controlled by the holder or holder's spouse is a beneficiary; or (iv) by a court order. In addition, the Company shall not effect any transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of a Warrant.

Form of Assignment

FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto this Warrant Certificate and all right, title and interest herein, and does hereby irrevocably constitute and appoint _______________________________ attorney, to transfer said Warrant on the books of the Company with full power of substitution in the premises.

Social Security Number: _____________ Name of registered holder of Warrant (Please Print): _____________________

Address (Please Print): _______________________________________________________________________________

Signature: ___________________________________

Signature Guaranteed:

NOTE: The above signature must correspond with the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Form of Election to Exercise

The undersigned hereby irrevocably elects to exercise ___________ Warrants evidenced by this Warrant Certificate, to purchase _________ full shares of the Common Stock of the Company ("Shares") and herewith tenders payment for such Shares in the amount of $________ in accordance with the terms hereof. The undersigned hereby acknowledges receipt of a Prospectus, including amendments and supplements thereto relating to the Offering of the Common Stock to be acquired in connection with this transaction.

Social Security Number: _____________ Name of registered holder of Warrant (Please Print): _____________________

Name of Registered holder of Warrant (Please Print): _________________________________________________________

Address (Please Print): _________________________________________________________________________________

Signature: ___________________________________

NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If the holder hereof is hereby electing to exercise fewer than all Warrants represented by this Warrant Certificate and is requesting that a new Warrant Certificate evidencing the Warrants not exercised be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder of this Warrant Certificate must be guaranteed.

Signature Guaranteed: